POWER OF ATTORNEY
(For Executing Form ID and Forms 3, 4 and 5)
      Know all by these presents, that the undersigned hereby constitutes and appoints Sean M. Jones and Coleman Wombwell, of K&L Gates LLP, and Andrew Wright and Kenneth Boller, of Akoustis Technologies, Inc. (the "Company"), signing individually, the undersigned's true and lawful attorneys-in-fact and agents to:
      (1)	Prepare, execute in the undersigned's name and on the
undersigned's behalf, and submit to the Securities and Exchange
Commission (the "SEC") a Form ID, Uniform Application for Access Codes to File on EDGAR, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section l 6(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation thereunder;
      (2)	Prepare, execute in the undersigned's name and on the
undersigned's behalf, and submit to the SEC Forms 3, 4 and 5 (including amendments thereto and joint filing agreements in connection therewith)
in accordance with Section 16(a) of the Exchange Act and the rules thereunder in the undersigned's capacity as an officer, director or beneficial owner of more than 10% of a registered class of securities of the Company;
      (3)	Do and perform any and all acts for and on behalf of the
undersigned that may be necessary or desirable to prepare and execute any such Form 3, 4 or 5 (including amendments thereto and joint filing agreements in connection therewith) and file such forms with the SEC and any stock exchange, self-regulatory association or any similar authority; and
      (4)	Take any other action of any type whatsoever in connection
with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.
      The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming (nor is the Company assuming) any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
      This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by K&L Gates LLP or the Company, as applicable.
      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.
Date:	March 16, 2023

By:	/s/Michelle Petock
Name:	Michelle Petock